Exhibit 10.15

INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT (“Agreement”), dated as of                     , by and between Coskata, Inc., a Delaware corporation (the “Corporation”) and                                          (“Indemnitee”).

WHEREAS, the Corporation and Indemnitee recognize the increasing difficulty in obtaining directors’ and officers’ liability insurance, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance;

WHEREAS, the Corporation and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting officers and directors to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited; and

WHEREAS, the Corporation desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as officers and directors of the Corporation and to indemnify its officers and directors so as to provide them with the maximum protection permitted by law.

NOW, THEREFORE, in consideration for Indemnitee’s services as an officer or director of the Corporation, the Corporation and Indemnitee hereby agree to the terms set forth below.

Section 1.	Indemnification.

(a) Third Party Proceedings. The Corporation shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or any alternative dispute resolution mechanism, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Corporation, or any subsidiary of the Corporation, or by reason of the fact that Indemnitee is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Corporation, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(b) Proceedings By or in the Right of the Corporation. The Corporation shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation or any subsidiary of the

Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Corporation, or any subsidiary of the Corporation, or by reason of the fact that Indemnitee is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) and, to the fullest extent permitted by law, amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or suit if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

(c) Mandatory Payment of Expenses. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Subsections (a) and (b) of this Section 1, or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee in connection therewith.

Section 2.	Contribution in the Event of Joint Liability.

(a) Subject to the indemnification provided in Section 1 with respect to any threatened, pending or completed action, suit or proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Corporation shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment and the Corporation hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Corporation shall not enter into any settlement of any action, suit or proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b) Without diminishing or impairing the obligations of the Corporation set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Corporation shall contribute to the amount of expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Corporation and all officers, directors or employees of the Corporation other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Corporation and all officers, directors or employees of the Corporation other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which the law may require to be considered. The relative fault of the Corporation and all officers, directors or employees of the Corporation other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive.

(c) The Corporation hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Corporation other than Indemnitee who may be jointly liable with Indemnitee.

Section 3.	No Future Service Obligations.

Nothing contained in this Agreement is intended to create in Indemnitee any obligation to continue employment with the Corporation or to continue as a director, officer, or agent of Corporation. Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment or to continue as a director, officer, or agent of Corporation or of any other corporation partnership, joint venture, trust or enterprise at the request of Corporation.

Section 4.	Expenses; Indemnification Procedure.

(a) Advancement of Expenses. The Corporation shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action, suit or proceeding referenced in Section 1(a) or (b) hereof (but not amounts actually paid in settlement of any such action, suit or proceeding). Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Corporation as authorized hereby. The advances to be made hereunder shall be paid by the Corporation to Indemnitee within ten (10) business days following delivery of a written request therefor by Indemnitee to the Corporation.

(b) Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give the Corporation notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Corporation shall be directed to the President of the Corporation at the address shown on the signature page of this Agreement (or such other address as the Corporation shall designate in writing to Indemnitee). Notice shall be deemed received three business days after the date postmarked if sent by domestic certified or registered mail, properly addressed, five business days if sent by airmail to a country outside of North America; otherwise notice shall be deemed received when such notice shall actually be received by the Corporation. In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

(c) Procedure. Any indemnification and advances provided for in Section 1 and this Section 4 shall be made no later than ten (10) business days after receipt of the written request of Indemnitee. If a claim under this Agreement, under any statute, or under any provision of the Corporation’s Certificate of Incorporation or Bylaws providing for indemnification, is not paid in full by the Corporation within ten (10) business days after a written request for payment thereof has first been received by the Corporation, Indemnitee may, but need not, at any time thereafter bring an action against the Corporation to recover the unpaid amount of the claim and, subject to Section 11(g) of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys’ fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Corporation to indemnify Indemnitee for the amount claimed. However, Indemnitee shall be entitled to receive interim payments of expenses pursuant to Subsection 4(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties’ intention that if the Corporation contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Corporation (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Corporation (including it Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

(d) Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 4(b) hereof, the Corporation has director and officer liability insurance in effect, the Corporation shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(e) Selection of Counsel. In the event the Corporation shall be obligated under Section 4(a) hereof to pay the expenses of any proceeding against Indemnitee, the Corporation, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Corporation, the Corporation will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ his counsel in any such proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Corporation, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of any such defense, or (C) the Corporation shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Corporation.

Section 5.	Additional Indemnification Rights; Nonexclusivity.

(a) Scope. Notwithstanding any other provision of this Agreement, the Corporation hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Corporation’s Certificate of Incorporation, the Corporation’s Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and Corporation’s obligations, under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b) Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Corporation’s Certificate of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested Directors, the Delaware General Corporation Law (the “DGCL”), or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he may have ceased to serve in such capacity at the time of any action, suit or other covered proceeding.

Section 6.	Partial Indemnification.

If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

Section 7.	Mutual Acknowledgement.

Both the Corporation and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Corporation from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Corporation has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation’s right under public policy to indemnify Indemnitee.

Section 8.	Officer and Director Liability Insurance.

The Corporation shall obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Corporation with coverage for losses from wrongful acts, or to ensure the Corporation’s performance of its indemnification obligations under this Agreement.

Section 9.	Exceptions.

Any other provision herein to the contrary notwithstanding, the Corporation shall not be obligated pursuant to the terms of this Agreement:

(a) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145 of the DGCL, but such indemnification or advancement of expenses may be provided by the Corporation in specific cases if the Board of Directors has approved the initiation or bringing of such suit; or

(b) Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; or

(c) Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Corporation; or

(d) Claims Under Section 16(b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

Section 10.	Construction of Certain Phrases.

(a) For purposes of this Agreement, references to the “Corporation” shall include, in addition to the resulting corporation or entity, any constituent corporation or entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation or entity, or is or was serving at the request of such constituent corporation or entity as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation or entity as Indemnitee would have with respect to such constituent corporation or entity if its separate existence had continued.

(b) For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.

Section 11.	Miscellaneous.

(a) Choice of Law. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware without regard to the conflict of law principles thereof.

(b) Consent to Jurisdiction. The Corporation and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

(c) Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

(d) Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

(e) Successors and Assigns. This Agreement shall be binding upon the Corporation and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee’s estate, heirs, legal representatives and assigns.

(f) Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Corporation to do or fail to do any act in violation of applicable law. The Corporation’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

(g) Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Corporation under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

(h) Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

(i) Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

(j) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COSKATA, INC.	INDEMNITEE

By:
William J. Roe	Name:
President and Chief Executive Officer